Taishan Muren Agriculture Co. Ltd.
Reviewed Financial Statements
September 30, 2018 and December 31, 2017

To:	The Board of Directors and Stockholders of
Taishan Muren Agriculture Co. Ltd.

Report of Independent Registered Public Accounting Firm

Results of Review of Interim Financial Information

We have reviewed the condensed balance sheet of Taishan Muren Agriculture Co. Ltd. (the “Company”) as of September 30, 2018, and the related condensed statements of operations and comprehensive loss for the three-month and nine-month periods ended September 30, 2018 and 2017, and condensed statements of cash flows for the nine-month periods then ended, and the related notes (collectively referred to as the interim financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the balance sheet of the Company as of December 31, 2017 and 2016, and the related statements of operations and comprehensive income, retained earnings, and cash flows for the years then ended (not presented herein); and in our report dated July 3, 2018, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of December 31, 2017, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

WWC, P.C.
Certified Public Accountants

San Mateo, California
November 14, 2018

We have served as the Company’s auditor since 2018.

Taishan Muren Agriculture Co. Ltd.
Condensed Balance Sheets
As of September 30, 2018 and December 31, 2017

	9/30/2018	12/31/2017
		(Audited)
Assets
Current assets
Cash and cash equivalents	$18,867	$28,635
Trade receivables, net	371,342	-
Other receivables and other current assets	1,471	1,552
Related party receivable	41,006	278
Inventory	20,049	-
Advances and prepayments to suppliers	16,133	8,337
Total current assets	$468,868	$38,802

Non-current assets
Plant and equipment, net	1,664,899	1,896,016
Construction in progress, net	847,662	894,584
Total Assets	$2,981,429	$2,829,402

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$771,180	$780,213
Taxes payable	12	570
Accrued liabilities and other payables	46,593	117
Customer deposits	3,504	119,111
Related party payable	7,029	182,062
Total current liabilities	$828,318	$1,082,073

Total Liabilities	$828,318	$1,082,073

Commitments and Contingencies

Stockholders’ Equity
Registered Capital, at September 30, 2018 and December 31, 2017, respectively	$1,913,049	$1,913,049
Retained earnings	355,266	(169,112)
Accumulated other comprehensive income	(115,204)	2,652
Total Equity	$2,153,111	$1,747,329

Total Liabilities and Equity	$2,981,429	$2,829,402

See Accompanying Notes to the Financial Statements

Taishan Muren Agriculture Co. Ltd.
Condensed Statements of Operations and Comprehensive Income/(Loss)
For the three-month and nine-month periods ended September 30, 2018 and 2017

	For the three-month periods		For the nine-month periods
	ended September 30,		ended September 30,
	2018	2017	2018	2017

Net revenues	$711,387	$609,331	$1,225,775	$813,632
Cost of revenues	281,178	313,579	502,449	527,670
Gross profit	430,209	295,752	723,326	285,962

Operating expenses:
Selling and marketing expenses	-	2,151	62	2,333
General and administrative expenses	38,929	31,185	199,005	126,056
Total operating expenses	38,929	33,336	199,067	128,389

Operating income	391,280	262,416	524,259	157,573

Other income (expenses):
Interest income	43	10	181	35
Interest expense	-	-	-	-
Other income	2	3	-	3
Other expenses	-	(2)	(61)	(2)
Total other income and (expenses)	45	11	120	36

Income/(loss) before taxes from operations	391,325	262,427	524,379	157,609

Provision for income taxes	-	-	-	-

Net income	$391,325	$262,427	$524,379	$157,609

Other comprehensive income:
Foreign currency translation income/(loss)	(83,777)	5,355	(118,596)	9,303
Comprehensive income	$307,548	$267,782	$405,783	$166,912

See Accompanying Notes to the Financial Statements

Taishan Muren Agriculture Co. Ltd.
Condensed Statements of Cash Flows
For the nine-month periods ended September 30, 2018 and 2017

	For the nine-month periods
	ended September 30,
	2018	2017
Cash flows from operating activities

Net income	$524,379	$157,609
Depreciation of fixed assets	594,890	294,942
Increase in accounts and other receivables	(391,458)	(696,198)
Increase in advance to suppliers	(11,014)	(10,873)
Increase in inventory	(21,135)	(31,596)
Decrease in prepayment	2,335	-
Increase in accounts and other payables	82,618	690,885
Decrease in taxes payable	(557)	(507)
Decrease in customer deposits	(178,164)	-
Net cash provided by operating activities	601,894	404,262

Cash flows from investing activities
Purchase of plant and equipment and construction in progress	(456,088)	(2,561,446)
Net cash used in investing activities	$(456,088)	$(2,561,446)

Cash flows from financing activities
(Increase)/decrease in related party receivables	(42,950)	40,974
(Decrease)/increase in related party payables	(111,568)	2,149,195
Net cash provided by financing activities	$(154,518)	$2,190,169

Net (decrease)/increase of Cash and Cash Equivalents	(8,712)	32,985

Effect of foreign currency translation on cash and cash equivalents	(1,056)	1,028

Cash and cash equivalents–beginning of period	28,635	6,406

Cash and cash equivalents–end of period	$18,867	40,419

Supplementary cash flow information:
Interest received	$181	$35
Interest paid	$-	$-
Income taxes paid	$-	$-

See Accompanying Notes to the Financial Statements

Taishan Muren Agriculture Co. Ltd.
Notes to Financial Statements

1.	Organization and Principal Activities

Taishan Muren Agriculture Co. Ltd. (the “Company”) is registered as a limited liability company in Taishan City, Guangdong Province, People’s Republic of China. The Company’s primary business activities are to grow various spice plants and fruit trees and sell such products to domestic and international markets.

2.	Summary of Significant Accounting Policies

Method of accounting

Management has prepared the accompanying financial statements and these notes in accordance to generally accepted accounting principles in the United States of America; the Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less, and unencumbered bank deposits to be cash equivalents.

Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off against allowances.

Inventories

Inventories consist of raw materials and finished goods are stated at the lower of cost or market value. Finished goods costs include: materials, direct labor, inbound shipping costs, and allocated overhead. The Company applies the weighted average cost method to its inventory.

Advances and prepayments to suppliers

The Company makes advance payment to suppliers and vendors for the procurement of raw materials. Upon physical receipt and inspection of the raw materials from suppliers the applicable amount is reclassified from advances and prepayments to suppliers to inventory.

Plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company’s typically applies a salvage value of 0% to 10%. The estimated useful lives of the plant and equipment are as follows:

Landscaping, plant and tree	1-3 years
Machinery and equipment	5-10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized to expenses as incurred; significant renewals and betterments are capitalized.

Construction in progress and prepayments for equipment

Construction in progress and prepayments for equipment represent direct and indirect acquisition and construction costs for plants, and costs of acquisition and installation of related equipment. Amounts classified as construction in progress and prepayments for equipment are transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. Depreciation is not provided for assets classified in this account.

Taishan Muren Agriculture Co. Ltd.
Notes to Financial Statements

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate the adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed are reported at the lower of the carrying amount or fair value less costs to sell.

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currencies of the Company are in Renminbi (RMB). The Company’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the period and year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	9/30/2018	12/31/2017	9/30/2017
Period/year end RMB: US$ exchange rate	6.8665	6.5067	6.6545
Period/annual average RMB: US$ exchange rate	6.5136	6.6133	6.8057

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Revenue recognition

The Company recognizes revenue when all the following criteria have been met: it has negotiated the terms of the transaction with the customer which includes setting a fixed sales price, it has transferred of possession of the product to the customer, the customer does not have the right to return the product, the customer is able to further sell or transfer the product onto others for economic benefit without any other obligation to be fulfilled by the Company, and the Company is reasonably assured that funds have been or will be collected from the customer. The Company's the amount of revenue recognized to the books reflects the value of goods invoiced, net of any value-added tax (VAT) or excise tax.

Advertising

All advertising costs are expensed as incurred.

Shipping and handling

All outbound shipping and handling costs are expensed as incurred.

Research and development

All research and development costs are expensed as incurred.

Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to the either expenses as incurred or allocated to inventory as part of overhead.

Taishan Muren Agriculture Co. Ltd.
Notes to Financial Statements

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Comprehensive income

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive effects of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warrants are calculated using the treasury stock method. Securities that are potentially an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Financial instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.
•

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recent accounting pronouncements

In January 2017, the FASB issued guidance which simplifies the accounting for goodwill impairment. The updated guidance eliminates Step 2 of the impairment test, which requires entities to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Instead, entities will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value, determined in Step 1. The Company is currently evaluating the impact on the financial statements of this guidance.

Taishan Muren Agriculture Co. Ltd.
Notes to Financial Statements

In January 2017, the FASB amended the existing accounting standards for business combinations. The amendments clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The Company has evaluated the potential impact on the financial statements of this guidance, and does not believe the impact would be significant.

3.	Trade Receivables

The Company extends credit terms of 15 to 60 days to majority of its domestic and international customers, which include third-party distributors and wholesalers.

4.	Plant and Equipment

	9/30/2018	12/31/2017
At Cost:
Machinery and equipment	$31,111	$24,131
Building	575,023	606,853
Biological assets	2,151,847	1,823,062
	$2,757,981	$2,454,046

Less: Accumulated depreciation	(1,093,082)	(577,967)

	$1,664,899	$1,876,079

Depreciation expense for three-month periods ended September 30, 2018 and 2017 was $274,186 and $144,874 respectively. Depreciation expense for the nine-month periods ended September 30, 2018 and 2017 was $594,890 and $294,942, respectively.

5.	Related Party transactions

Related party receivable consisted of the following:

	9/30/2018	12/31/2017

Huang, Yongjun, general manager	$-	$278
Shenzhen Jiamingrui New Agriculture Co., Ltd.	41,006	-
	$41,006	$278

Related party receivables represented advances issued to management for job or travel disbursement in the normal course of business. The amounts are unsecured, interest-free and due on demand.

Related party payable consisted of the following:

	9/30/2018	12/31/2017
Fang, Guangming	$1,958	$94
Huang, Yongjun, general manager	5,071	-
Li, Xuemei. general manager of related party company	-	46,491
Shenzhen Jiaming New Agriculture Holding Co. Ltd., related party company with common ownership	-	72,526
	$7,029	$119,111

Related party payables represented amounts due to management or related companies for work related or travel disbursements in the normal course of business. The amounts are unsecured, interest-free and due on demand.

Taishan Muren Agriculture Co. Ltd.
Notes to Financial Statements

6.	Equity

For the year ended December 31, 2016, the Company received paid in capital of RMB 1,000,000 (US$ 144,015).

For the year ended December 31, 2017, the Company received paid in capital of RMB 11,510,000 (US$ 1,769,033).

7.	Income Taxes

All of the Company’s operations are located in the PRC. The corporate income tax rate in the PRC is 25%.

The following tables provide the reconciliation of the differences between the statutory and effective tax expenses for the three-month and six-month periods ended September 30, 2018 and 2017:

	For the three-month		For the nine-month
	periods ended		periods ended
	September 30,		September 30,
	2018	2017	2018	2017
Income/(loss) attributed to PRC operations	$391,325	$262,427	$524,379	$157,609
Income/(loss) before tax	391,325	262,427	524,379	157,609

PRC Statutory Tax at 25% Rate	-	-	-	-
Non-deductible GAAP expenses in the PRC	-	-	-	-
Effect of tax exemption granted	-	-	-	-
Income tax	$-	- $	$-	$-

8.	Lease Commitments

For the year ended December 31, 2016, the Company entered into four operating lease agreements leasing two plots of land where biological assets are grown, two offices, and farming facilities. For the year ended December 31, 2017, the Company entered into three operating lease agreements leasing three additional plots of land where biological assets are grown.

The leases were entered and expired as follows:

Lease	Date Commenced	Date of expiration
Lease #1	March 1, 2016	February 28, 2031
Lease #2	March 1, 2016	February 28, 2031
Lease #3	March 1, 2016	February 28, 2031
Lease #4	November 1, 2016	November 1, 2019
Lease #5	January 1, 2017	February 28, 2031
Lease #6	January 1, 2017	February 28, 2031
Lease #7	January 1, 2018	February 28, 2031

The minimum future lease payments for these properties at September 30, 2018 are as follows:

Period	Lease Payable
Year 1	$231,048
Year 2	230,888
Year 3	230,874
Year 4	230,874
Year 5	230,874
Thereafter	1,712,313
$2,866,871

The outstanding lease commitments for the leases listed above as of September 30, 2018 was $2,866,871.

Taishan Muren Agriculture Co. Ltd.
Notes to Financial Statements

9.	Risks

	A.	Credit risk

The Company’s deposits are made with banks located in the PRC. They do not carry federal deposit insurance and may be subject to loss of the banks become insolvent.

Since the Company’s inception, the age of account receivables has been less than one year indicating that the Company is subject to minimal risk borne from credit extended to customers.

	B.	Concentration Risk of Customers

The Company had certain customers who represented 10% or more of the Company’s total sales. For the nine-month period ended September 30, 2018, the Company generated revenue from one customer which represented 97% of the revenue. For the nine-month period ended September 30, 2017, the Company generated revenue from three customers which represented 26%, 24%, and 10% of the revenue

	C.	Concentration Risk of Vendors

The Company had certain vendors who represented 10% or more of the Company’s total cost of sales or expenses, or whose accounts payable balances individually represented 10% or more of the Company’s total accounts payable. For the nine-month period ended September 30, 2018, one vendor accounted for 91% of accounts payable, respectively. For the nine-month period ended September 30, 2017, two vendors accounted for 11% and 70% of accounts payable, respectively.

	D.	Interest risk

The company is subject to interest rate risk when short term loans become due and require refinancing.

	E.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

	F.	Environmental risks

The Company has procured environmental licenses required by the PRC government. The Company has both a water treatment facility for water used in its production process and secure transportation to remove waste off site. In the event of an accident, the Company has purchased insurance to cover potential damage to employees, equipment, and local environment.

	G.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

Taishan Muren Agriculture Co. Ltd.
Notes to Financial Statements

10.	Subsequent Events

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has evaluated subsequent events from September 30, 2018 through the date the financial statements were available to be issued. There was no subsequent event at the report date.